Exhibit C
JOINT FILING STATEMENT
I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Somaxon Pharmaceuticals, Inc. is filed on behalf of each of the undersigned.
Dated: July 15, 2009

MPM BIOVENTURES III, L.P.			MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P.,		By:	MPM BioVentures III GP, L.P.,
	its General Partner			its General Partner

By:	MPM BioVentures III LLC,		By:	MPM BioVentures III LLC,
	its General Partner			its General Partner

By:	/s/ Luke Evnin		By:	/s/ Luke Evnin
	Name: Title:	Luke Evnin Series A Member		Name: Title:	Luke Evnin Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.			MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P.,		By:	MPM BioVentures III GP, L.P.,
	its General Partner			in its capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC,		By:	MPM BioVentures III LLC,
	its General Partner			its General Partner

By:	/s/ Luke Evnin		By:	/s/ Luke Evnin
	Name: Title:	Luke Evnin Series A Member		Name: Title:	Luke Evnin Series A Member

MPM ASSET MANAGEMENT INVESTORS 2005 BVIII LLC			MPM BIOVENTURES III GP, L.P.

By:	/s/ Luke Evnin		By:	MPM BioVentures III LLC,
	Name:	Luke Evnin		its General Partner
	Title:	Manager
			By:	/s/ Luke Evnin
				Name: Title:	Luke Evnin Series A Member

MPM BIOVENTURES III LLC

By:	/s/ Luke Evnin		/s/ Luke Evnin
	Name: Title:	Luke Evnin Series A Member	Luke Evnin

/s/ Ansbert Gadicke			/s/ Nicholas Galakatos
Ansbert Gadicke			Nicholas Galakatos

/s/ Michael Steinmetz			/s/ Kurt Wheeler
Michael Steinmetz			Kurt Wheeler

/s/ Nicholas Simon III			/s/ Dennis Henner
Nicholas Simon III			Dennis Henner